UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[     ]           Preliminary Information Statement
[     ]           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
[ X ]           Definitive Information Statement

ENDEAVOR EXPLORATIONS INC.
(Name of Registrant As Specified In Chapter)

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[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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 Definitive Copy
ENDEAVOR EXPLORATIONS INC.
(a Nevada corporation)
INFORMATION STATEMENT
Date first mailed to stockholders:  December 4, 2009

Suite 601, 980 Cooperage Way
Vancouver, British Columbia
V6B 0C3     Canada
(Principal Executive Offices)

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 1.                      Information Required by Items of Schedule 14A.

a.	Introduction.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered stockholders of Endeavor in connection with the prior approval by the board of directors of Endeavor, and receipt by the board of approval by written consent of the holders of a majority of Endeavor’s outstanding shares of common stock, of a resolution to,

1.
amend Article First of the Articles of Endeavor Explorations Inc. by changing the name of Endeavor Explorations Inc. to “Mobile Data Corp.”, or, if the new name is unacceptable to the applicable regulators having jurisdiction over the affairs of Endeavor Explorations Inc., to any such other name that is approved by the board of directors in its sole discretion;

(the “Resolution”).

Section 78.320 of the Nevada Revised Statutes and the By-laws of Endeavor provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On November 23, 2009, the board of directors of Endeavor approved and recommended the Resolution.  Subsequently, the holders of a majority of the voting power signed and delivered to Endeavor written consents approving the Resolution, in lieu of a meeting.  Since the holders of the required majority of shares of common stock have approved the Resolution, no other votes are required or necessary and no proxies are being solicited with this Information Statement.

Endeavor has obtained all necessary corporate approvals in connection with the Resolution and your consent is not required and is not being solicited in connection with the approval of the Resolution.  This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

The Resolution will not become effective until (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the board of directors, in its sole discretion.  The Certificate of Amendment will be filed with the Secretary of State of Nevada and is expected to become effective on or about December 25, 2009.

This Information Statement is dated December 4, 2009 and is first being mailed to stockholders on or about December 4, 2009.  Only shareholders of record at the close of business on November 23, 2009 are entitled to notice of the Resolution and to receive this Information Statement.

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Reasons for the Amendments to Articles

Management wants to expand Endeavor’s focus and identify and assess new projects for acquisition purposes that are more global in nature.  Management will continue to focus on exploring and adding value to the project interests already acquired but will also now focus on new projects on an international level.  In anticipation of expanding its focus, management has decided that Endeavor should begin the timely process of changing its name.  Management believes that the name change will result in Endeavor having a name that more accurately reflects the new focus of its business.

Potential Anti-takeover Effect

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device.  However, as indicated above, the purpose of the name change is to have a name that more accurately reflects the new focus of Endeavor’s business, and not to construct or enable any anti-takeover defense or mechanism on behalf of Endeavor.  The Resolution is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of Endeavor’s common stock or obtain control of Endeavor.

The Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of Endeavor.  Endeavor currently has no intent or plans or proposals to employ any unissued authorized shares as an anti-takeover device or to adopt other provisions or enter into other arrangements that may have anti-takeover ramifications.

Endeavor has no anti-takeover mechanisms present in its governing documents or otherwise.  Endeavor confirms that there are no plans or proposals to adopt any such provisions or mechanisms or to enter into any arrangements that may have material anti-takeover consequences.

Other provisions of Endeavor’s Articles of Incorporation and Bylaws may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of Endeavor or changing its Board of Directors and management.  According to Endeavor’s Articles of Incorporation and Bylaws, the holders of Endeavor’s common stock do not have cumulative voting rights in the election of Endeavor’s directors.  The combination of the present ownership by a few stockholders of a significant portion of Endeavor’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace Endeavor’s Board of Directors or for a third party to obtain control of Endeavor by replacing its Board of Directors.

b.	Dissenters’ Right of Appraisal.

Neither the Articles and By-laws of Endeavor nor the Nevada Revised Statutes provide for dissenters’ rights of appraisal in connection with the Resolution.

c.	Voting Securities and Principal Holders Thereof

As of November 23, 2009, there were 23,940,900 outstanding shares of common stock of Endeavor, each of which was entitled to one vote for the purpose of approving the Resolution.  Stockholders of record at the close of business on November 23, 2009 (the date of the stockholders’ written consent) were furnished copies of this Information Statement.

Endeavor confirms that there are no convertible securities in existence that are convertible into shares of common stock, with the exception of the following convertible promissory notes, which are convertible into an aggregate 826,250 shares of common stock in the capital of Endeavor:

On March 17, 2008, Endeavor issued a convertible promissory note with a principal amount of $25,000.  The note is unsecured, payable on demand, and does not bear any interest.  The note, or any part thereof, can be converted, at the discretion of the holder, to one share of common stock for each $0.50 outstanding in principal.  At conversion, the maximum number of shares that will be issued is 50,000.

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On April 15, 2008, Endeavor issued a convertible promissory note with a principal amount of $25,000.  The note is unsecured, payable on demand, and does not bear any interest.  The note, or any part thereof, can be converted, at the discretion of the holder, to one share of common stock for each $0.50 outstanding in principal.  At conversion, the maximum number of shares that will be issued is 50,000.

On May 21, 2008, the Company issued a convertible promissory note with a principal amount of $25,000. The note is unsecured, payable on demand, and does not bear any interest.  The note, or any part thereof, can be converted, at the discretion of the lender, to one share of the Company for each $0.50 outstanding in principal.  At conversion, the maximum number of shares that will be issued is 50,000.

On August 14, 2008, the Company issued a convertible promissory note with a principal amount of $85,000. The note is unsecured, payable on demand and does not bear any interest.  The note, or any part thereof, can be converted, at the discretion of the lender, to one share of the Company for each $0.50 outstanding in principal.

On October 8, 2009 Endeavor signed a convertible promissory note for a principal amount of $28,500.  The note is unsecured, payable on demand and does not bear any interest.  The note, or any part thereof, can be converted, at the discretion of the lender, to one share of the Company for each $0.08 outstanding in principal.

(i)         Security Ownership of Certain Beneficial Owners (more than 5%)

To the best knowledge of Endeavor, the following table sets forth all persons beneficially owning more than 5% of the common stock of Endeavor as at November 23, 2009.  Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class [1]
shares of common stock	Belkis Jimenez Rivero 601 – 980 Cooperage Way Vancouver, British Columbia V6B 0C3 Canada	5,900,900	24.6%

[1] Based on 23,940,900 shares of common stock issued and outstanding as of November 23, 2009.

(ii)         Security Ownership of Management

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class [1]
shares of common stock	Belkis Jimenez Rivero 601 – 980 Cooperage Way Vancouver, British Columbia V6B 0C3 Canada	5,900,900	24.6%
shares of common stock	Directors and Executive Officers (as a group)	5,900,900	24.6%

[1] Based on 23,940,900 shares of common stock issued and outstanding as of November 23, 2009.

(iii)         Changes in Control

Endeavor is not aware of any arrangement that may result in a change in control of Endeavor.

Item 2.                      Statement That Proxies Are Not Solicited.

We are not asking you for a proxy and you are requested not to send us a proxy.

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Item 3.                      Interest of Certain Persons in or Opposition to Matters to Be Acted Upon.

Holders of a majority of Endeavor’s outstanding shares of common stock approved the Resolution on November 24, 2009.   At that time and as of the date of this Information Statement, Belkis Jimenez Rivero has a direct beneficial ownership in 5,900,900 shares of common stock in the capital of Endeavor.

Management has not received any notice of opposition to the Resolution.

Item 4. Proposals by Security Holders.

Not applicable as no proposals submitted.

By Order of the Board of Directors

/s/ Belkis Jimenez Rivero
Dated:  December 4, 2009
  Belkis Jimenez Rivero – Director & CEO

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